Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

FRIENDFINDER NETWORKS INC.,

JGC HOLDINGS LIMITED,

BDM GLOBAL VENTURES LIMITED

and

THE FOUNDERS

September 7, 2011

TABLE OF CONTENTS

ARTICLE I THE MERGER

  1

Section 1.1 The Merger

  1

Section 1.2 The Closing

  2

Section 1.3 Effective Time

  2

Section 1.4 Actions at the Closing

  2

Section 1.5 Effect of the Merger

  3

Section 1.6 Certificate of Incorporation; Memorandum and Articles of Association

  3

Section 1.7 Directors; Officers

  4

Section 1.8 Effect on Capital Stock

  4

Section 1.9 Conversion of Company Options

  5

Section 1.10 Delivery of Merger Consideration

  6

ARTICLE II REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

  7

Section 2.1 Organization and Related Matters

  7

Section 2.2 Authorization and Enforceability

  7

Section 2.3 Capitalization

  8

Section 2.4 Conflicts; Consents

  8

Section 2.5 Financial Statements

  9

Section 2.6 No Undisclosed Liabilities

  9

Section 2.7 Absence of Certain Developments

  9

Section 2.8 Taxes

10

Section 2.9 Real Property

12

Section 2.10 Tangible Personal Property; Title; Sufficiency of Assets

13

Section 2.11 Intellectual Property

13

Section 2.12 Material Contracts

14

Section 2.13 Employee Benefits

15

Section 2.14 Labor

16

Section 2.15 Litigation

16

Section 2.16 Compliance with Laws; Governmental Approvals

16

Section 2.17 Environmental Matters

17

Section 2.18 Insurance

17

Section 2.19 Related Party Transactions

17

Section 2.20 Brokers and Company Transaction Expenses

17

Section 2.21 Bank Accounts; Powers of Attorney; Deposits

18

ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE FOUNDERS

18

Section 3.1 Organization and Related Matters

18

Section 3.2 Authorization and Enforceability

18

Section 3.3 Conflicts; Consents

18

Section 3.4 Brokers

19

Section 3.5 No Legal Proceedings

19

i

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

19

Section 4.1 Organization and Related Matters

19

Section 4.2 Authorization and Enforceability

20

Section 4.3 Capitalization

20

Section 4.4 Conflicts; Consents

20

Section 4.5 Absence of Certain Developments

21

Section 4.6 Brokers

21

Section 4.7 No Legal Proceedings

21

Section 4.8 SEC Reports

22

Section 4.9 Compliance with Laws; Governmental Approvals

22

ARTICLE V COVENANTS

22

Section 5.1 Further Assurances

22

Section 5.2 Public Announcements; Confidentiality

23

Section 5.3 Non-Competition; Non-Solicitation

23

Section 5.4 Tax Matters

24

Section 5.5 Officer and Director Indemnification

26

ARTICLE VI INDEMNIFICATION

27

Section 6.1 Parent Indemnitees

27

Section 6.2 Shareholder Indemnitees

28

Section 6.3 Indemnification Procedures

28

Section 6.4 Expiration of Representations and Warranties

29

Section 6.5 Certain Limitations

30

Section 6.6 Exclusive Remedy

31

Section 6.7 Treatment of Indemnification Payments

31

Section 6.8 NO OTHER REPRESENTATIONS OR WARRANTIES

31

ARTICLE VII MISCELLANEOUS

32

Section 7.1 Definitions

32

Section 7.2 Expenses

39

Section 7.3 Submission to Jurisdiction; Consent to Service of Process

39

Section 7.4 Entire Agreement; Amendments and Waivers

39

Section 7.5 Governing Law

40

Section 7.6 Section Headings

40

Section 7.7 Notices

40

Section 7.8 Severability

41

Section 7.9 Binding Effect; Assignment; Third-Party Beneficiaries

41

Section 7.10 Counterparts

41

Section 7.11 Remedies Cumulative

41

Section 7.12 Exhibits and Schedules

41

Section 7.13 Interpretation

42

Section 7.14 Construction

42

Section 7.15 Specific Performance

42

Section 7.16 Waiver of Jury Trial

42

ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “ Agreement”), dated as of September 7, 2011, by and among FriendFinder Networks Inc., a Nevada corporation (“Parent”), JGC Holdings Limited, a British Virgin Islands limited company and a direct wholly-owned subsidiary of Parent (the “Merger Sub”), BDM Global Ventures Limited, a British Virgin Islands limited company (the “Company”), Global Investment Ventures LLC and Anthony R. Bobulinski (each, a “ Founder” and collectively, the “Founders”).  Parent, Merger Sub, the Company and the Founders are sometimes referred to herein collectively as the “Parties” and each individually as a “Party.”  Capitalized terms used herein and not otherwise defined, shall have the meaning set forth in Section 7.1.

WHEREAS, the Board of Directors of each of Parent, Merger Sub and the Company has adopted and approved, and deems it advisable and in the best interests of its respective shareholders to consummate, the merger (the “Merger”) of the Company with and into Merger Sub, upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of Parent has, in accordance with the provisions of the Nevada Revised Statutes, unanimously adopted this Agreement and the transactions contemplated hereby, including the Merger and upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of each of Merger Sub and the Company has, in accordance with the provisions of the British Virgin Islands Business Companies Act (the “BCA”), unanimously adopted this Agreement and the transactions contemplated hereby, including the Merger and upon the terms and subject to the conditions set forth herein; and

WHEREAS, the Board of Directors of the Company has unanimously determined that the consideration to be paid to the Company Securityholders in the Merger is fair to the Company Securityholders and has recommended to the Company Shareholders the approval of this Agreement and the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

ARTICLE I
THE MERGER

Section 1.1

The Merger.  At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the BCA, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving company.  Merger Sub, as the surviving company after the Merger, is hereinafter referred to as the “Surviving Company.”

Section 1.2

The Closing.  The closing of the Merger (the “Closing”) shall take place at the offices of Akerman Senterfitt, One Southeast Third Avenue, 25th Floor, Miami, Florida 33131, at 10:00 a.m. on the date hereof, or at such other place and time as the Parties shall mutually agree.  The Closing shall be effective as of 12:01 a.m. on the day of the Closing (the “Closing Date”).

Section 1.3

Effective Time.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Parties shall file the Articles of Merger (the “Articles of Merger”) in the form attached hereto as Exhibit A with the British Virgin Islands Registrar of Corporate Affairs (the “Registrar”) whereupon the Company shall be merged with and into Merger Sub, pursuant to the provisions of the BCA.  The Merger shall become effective upon the registration by the Registrar of the Articles of Merger pursuant to the BCA (the “Effective Time”).

Section 1.4

Actions at the Closing.

(a)

At the Closing, the Company shall deliver to Parent and Merger Sub the following:

(i)

a copy of written resolutions duly executed by each Company Shareholder unanimously adopting this Agreement and approving the transactions contemplated hereby, including the Merger, in accordance with the provisions of the BCA, and generally releasing the Company, Parent, Merger Sub, the Surviving Company and each Founder (excluding matters arising under the Transaction Documents), which resolutions shall be certified by a director or the secretary of the Company to be a true, correct and complete copy of such consent, to be unmodified and unrescinded and to continue to be in full force and effect as of the date of this Agreement;

(ii)

the Escrow Agreement, duly executed by Global Investment Ventures LLC and the Escrow Agent;

(iii)

copies of the resignations, effective as of the Effective Time, of the officers and directors of the Company and each of its Subsidiaries, as mutually agreed by the Parties;

(iv)

a statement setting forth any Company Transaction Expenses (as evidenced by invoices reasonably acceptable to Parent) and any Indebtedness of the Company or any of its Subsidiaries, and evidence satisfactory to Parent that all such expenses and Indebtedness will be paid by the Company Securityholders at or prior to the Closing;

(v)

non-competition, non-solicitation, non-disclosure and invention assignment agreements, duly executed by certain employees and consultants of the Company and its Subsidiaries as designated by mutual agreement of the Company and Parent;

(vi)

an equity put agreement, duly executed by each Company Shareholder (the “Equity Put Agreement”);

(vii)

a registration rights agreement, duly executed by each Company Shareholder (the “Registration Rights Agreement”);

(viii)

a certificate executed by a duly authorized officer of Flash Jigo Corp. certifying that interests in Flash Jigo Corp. are not U.S. real property interests, as provided in Treasury Regulations Sections 1.14445-2(c)(3) and 1.897-2(h), in a form reasonably satisfactory to Parent;

(ix)

a certificate (the “ Merger Consideration Distribution Certificate”) executed by a duly authorized officer of the Company setting forth the name of each Company Securityholder and the amount and type of Merger Consideration to be distributed to each such Company Securityholder pursuant to Section 1.8, Section 1.9 and Section 1.10; and

(x)

such other documents, instruments or certificates as shall be reasonably requested by Parent or its counsel.

(b)

At the Closing, Merger Sub shall deliver to the Company the following:

(i)

the Escrow Agreement, duly executed by Parent;

(ii)

the Equity Put Agreement, duly executed by Parent;

(iii)

the Registration Rights Agreement, duly executed by Parent;

(iv)

warrants to purchase shares of Parent Common Stock (which warrants constitute a portion of the merger consideration hereunder) duly executed by Parent;

(v)

evidence reasonably satisfactory to the Company that Parent has taken all actions and obtained all approvals necessary, including from its board of directors, to cause the issuances by Parent contemplated by this Agreement of shares of its common stock, warrants to purchase shares of its common stock and shares of its common stock issuable upon the exercise of such warrants to satisfy the requirements of Rule 16b-3 under the Exchange Act; and

(vi)

such other documents, instruments or certificates as shall be reasonably requested by the Company or its counsel.

Section 1.5

Effect of the Merger.  From and after the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the BCA.

Section 1.6

Certificate of Incorporation; Memorandum and Articles of Association.

(a)

Immediately after the Effective Time, the certificate of incorporation of the Surviving Company shall be the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time.

(b)

Immediately after the Effective Time, the memorandum and articles of association of the Surviving Company shall be the memorandum and articles of association of Merger Sub as in effect immediately prior to the Effective Time and no change to such memorandum and articles of association shall be effected by the Merger except to the extent, if any, that changes to the memorandum and articles of association are contained in the Articles of Merger.

Section 1.7

Directors; Officers.

(a)

Immediately after the Effective Time, the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Company.

(b)

Immediately after the Effective Time, the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Company.

Section 1.8

Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Company Shares or any shares of capital stock of Merger Sub:

(a)

Issued Shares of Merger Sub.  Each issued and outstanding share of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share, par value $0.01 per share, of the Surviving Company and shall constitute the only outstanding shares of the Surviving Company.  From and after the Effective Time, all certificates representing the shares of Merger Sub shall be deemed for all purposes to represent the number of shares of the Surviving Company into which they were converted in accordance with the immediately preceding sentence.

(b)

Cancellation of Treasury Shares.  Any Company Shares that are held by the Company as treasury shares shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c)

Company Share Consideration.

(i)

Each issued and outstanding Founder Share (other than shares to be canceled in accordance with Section 1.8(b)) shall be converted into the right to receive the consideration set forth in Schedule 1 hereto under the heading “Per Founder Share Consideration” (the “Per Founder Share Consideration”), without interest.

(ii)

Each issued and outstanding Series A Preferred Share (other than shares to be canceled in accordance with Section 1.8(b)) shall be converted into the right to receive the consideration set forth in Schedule 1 hereto under the heading “Per Series A Share Consideration” (the “Per Series A Share Consideration”), without interest.

(iii)

Each issued and outstanding Waived Series A Preferred Share (other than shares to be canceled in accordance with Section 1.8(b)) shall be converted into the right to receive the consideration in Schedule 1 hereto under the heading “Per Waived Series A Share Consideration”), without interest.

(iv)

Each issued and outstanding Waived Series B Preferred Share (other than shares to be canceled in accordance with Section 1.8(b)) shall be converted into the right to receive the consideration set forth in Schedule 1 hereto under the heading “Per Waived Series B Share Consideration” (the “Per Waived Series B Share Consideration”), without interest.

(v)

Each issued and outstanding Bridge Series B Preferred Share (other than shares to be canceled in accordance with Section 1.8(b)) shall be converted into the right to receive the consideration set forth in Schedule 1 hereto under the heading “Per Bridge Series B Share Consideration” (the “Per Bridge Series B Share Consideration”), without interest.

(vi)

Each issued and outstanding Series B Preferred Share (other than shares to be canceled in accordance with Section 1.8(b)) shall be converted into the right to receive the consideration set forth in Schedule 1 hereto under the heading “Per Series B Share Consideration” (the “Per Series B Share Consideration”), without interest.

(vii)

Each issued and outstanding Ordinary Share (other than shares to be canceled in accordance with Section 1.8(b)) shall be converted into the right to receive the consideration set forth in Schedule 1 hereto under the heading “Per Ordinary Share Consideration” (the “Per Ordinary Share Consideration”), without interest.

(viii)

As of the Effective Time, all such Company Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such Company Shares (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 1.8(c) for such Company Shares upon surrender of such Certificate in accordance with Section 1.10(b), without interest.

Section 1.9

Conversion of Company Options.

(a)

Prior to the Effective Time, the Company shall take all actions necessary to provide that each vested Company Option shall be cancelled and terminated and converted at the Effective Time into the right of each vested Company Option Holder to receive the consideration set forth opposite such vested Company Option Holder’s name in Schedule 2 hereto under the heading “Company Option Consideration” (“Company Option Consideration”).  Prior to the Effective Time, the Company shall take all actions necessary to cancel and terminate all unvested Company Options, such termination to be effective at or before the Effective Time.

(b)

Prior to the Effective Time, the Company shall make any amendments to the terms of the Company Stock Plans and obtain any consents from the Company Option Holders that, in each case, are necessary to give effect to the transactions contemplated by this Section 1.9 and, notwithstanding anything to the contrary, payment may be withheld in respect of any Company Option until any necessary consents are obtained.  Without limiting the foregoing, the Company shall take all actions necessary to ensure that the Company will not at the Effective Time be bound by any options, stock appreciation rights, warrants or other rights or agreements which would entitle any Person, other than Parent and Merger Sub, to own any shares of the Surviving Company or any Subsidiary, or to receive any payment in respect thereof.  Prior to the Effective Time, the Company shall take all actions necessary to terminate all its Company Stock Plans, such termination to be effective at or before the Effective Time.

Section 1.10

Delivery of Merger Consideration.

(a)

On the Closing Date, Parent shall deposit the Escrow Shares into an escrow account (the “Escrow Account”) under the terms of a mutually agreeable escrow agreement (the “Escrow Agreement”) to be executed as of Closing Date by Parent, Global Investment Ventures LLC and the Escrow Agent.

(b)

On the Closing Date, the Company shall deliver or cause to be delivered to Parent the Certificates and fully-executed Letters of Transmittal of each Company Shareholder, and upon surrender thereof to Parent, Parent shall deliver to each such Company Shareholder  (i) the Per Founder Share Consideration for each Founder Share owned by such Company Shareholder, (ii) the Per Series A Share Consideration for each Series A Preferred Share owned by such Company Shareholder, (iii) the Per Waived Series A Share Consideration for each Waived Series A Preferred Share owned by such Company Shareholder, (iv) the Per Bridge Series B Share Consideration for each Bridge Series B Preferred Share owned by such Company Shareholder, (v) the Per Waived Series B Share Consideration for each Waived Series B Preferred Share owned by such Company Shareholder, (vi) the Per Series B Share Consideration for each Series B Preferred Share owned by such Company Shareholder, and (vii) the Per Ordinary Share Consideration for each Ordinary Share owned by such Company Shareholder.  Until so surrendered to Parent, each Certificate shall be deemed, for all corporate purposes, to evidence only the right to receive upon such surrender the consideration deliverable in respect thereof to which such Person is entitled pursuant to this Article I.  No interest shall be paid or accrued in respect of such consideration.  If such consideration (or any portion thereof) is to be delivered to a Person other than the Person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the delivery of such portion of any such consideration that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer and that the Person requesting such transfer pay to Parent, Merger Sub or the Surviving Company any transfer or other Taxes payable by reason of the foregoing or establish to the satisfaction of Parent, Merger Sub or the Surviving Company that such Taxes have been paid or are not required to be paid.  In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, Parent, Merger Sub or the Surviving Company will issue in exchange for such lost, stolen or destroyed Certificate the consideration to which such holder is otherwise entitled in respect thereof as determined in accordance with this Article I.

(c)

On the Closing Date, the Company shall deliver to Parent documentation satisfactory to Parent evidencing the termination of the Company Options and full-executed Letters of Transmittal of each vested Company Option Holder, and upon receipt thereof, Parent shall deliver to each vested Company Option Holder the Company Option Consideration payable to such vested Company Option Holder as set forth in Schedule 2.  Until so surrendered to Parent, each vested Company Option shall be deemed, for all corporate purposes, to evidence only the right to receive upon such surrender the consideration deliverable in respect thereof to which such Person is entitled pursuant to this Article I.  No interest shall be paid or accrued in respect of such consideration.

ARTICLE II
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

The Company represents and warrants to Parent and Merger Sub that the following statements are correct and complete.

Section 2.1

Organization and Related Matters.

(a)

The Company is a limited company duly organized, validly existing and in good standing under the Laws of the British Virgin Islands and has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted.  The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the Laws of each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification or authorization, except where the failure to have such qualification or authorization could not reasonably be expected to have a Material Adverse Effect.

(b)

The name and jurisdiction of organization of each Subsidiary of the Company is set forth in Section 2.1(b) of the Disclosure Schedule.  Each Subsidiary of the Company (i) is a duly organized and validly existing corporation, partnership or limited liability company or other legal entity under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified (except for jurisdictions in which the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect) and (iii) has all requisite power and authority to own or lease its properties and assets and to carry on its business as presently conducted.

(c)

The Company has heretofore made available complete and correct copies of the articles of organization, bylaws and/or comparable charter documents of the Company and each of its Subsidiaries, as amended to date and as presently in effect.  Since its inception, none of the Company or any of its Subsidiaries has consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any Person.

Section 2.2

Authorization and Enforceability.  The Company has all requisite entity power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Company.  This Agreement and the other Transaction Documents have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and the Transaction Documents by the other parties hereto and thereto, constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity).

Section 2.3

Capitalization.  Section 2.3 of the Disclosure Schedule sets forth the following: (i) the total number of authorized shares of each class of capital stock of the Company and each Subsidiary, (ii) the total number of issued and outstanding shares of each class of capital stock of the Company and each Subsidiary, (iii) the names of the holders of the issued and outstanding shares of each class of capital stock of the Company and each Subsidiary, and (iv) the number of shares of each class of capital stock held by each such holder.  Each Company Shareholder holds of record and owns beneficially all of the shares set forth opposite such Company Shareholder’s name in Section 2.3 of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under applicable Laws).  No shares of capital stock of the Company or any of its Subsidiaries are held in treasury.  All shares of capital stock of the Company and each of its Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, and all such shares are held of record and owned beneficially as set forth in Section 2.3 of the Disclosure Schedule.  No shares of capital stock of the Company or any of its Subsidiaries have been issued in violation of any preemptive rights or any applicable securities Laws.  Except as set forth in Section 2.3 of the Disclosure Schedule, the Company and its Subsidiaries have no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other Contracts or plans that could require the Company or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock or other equity security, or securities convertible or exchangeable for, or any options, warrants, or rights to purchase, any of such capital stock or other equity security (collectively, “Company Stock Plans”).  There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the capital stock or other equity security of the Company or any of its Subsidiaries.  There are no outstanding or authorized stock appreciation, phantom equity, profit participation or similar rights with respect to the Company or any of its Subsidiaries.  Except as set forth in Section 2.3 of the Disclosure Schedule, there are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company or any of its Subsidiaries.  Except as set forth in Section 2.3 of the Disclosure Schedule, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of capital stock of the Company or any of its Subsidiaries.  Except as set forth in Section 2.3 of the Disclosure Schedule, none of the Company or any of its Subsidiaries owns any capital stock or other equity interest in any Person.

Section 2.4

Conflicts; Consents.  Except as set forth in Section 2.4 of the Disclosure Schedule, the execution and delivery by the Company of this Agreement and the other Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby or thereby, and compliance by the Company with the provisions hereof or thereof will not: (a) conflict with, or result in the breach of, any provision of the organizational or constituent documents of the Company or any of its Subsidiaries; (b) conflict with, violate, result in the breach or termination of, constitute a default under, result in an acceleration of, constitute a change of control under, or create in any party the right to accelerate, terminate, modify or cancel, in any material respect, (x) any Material Contract, or (y) any material Governmental Approval of the Company or any of its Subsidiaries; (c) violate in any material respect any Law or any Order by which the Company or any of its Subsidiaries is bound; or (d) result in the creation of any material Lien other than Permitted Liens upon the properties or assets of the Company or any of its Subsidiaries.  To the Company’s Knowledge, no material Consent, Order, waiver or filing with, or notification to any Governmental Body, is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents, or the compliance by the Company with any of the provisions hereof or thereof.

Section 2.5

Financial Statements.

(a)

Included in Section 2.5(a) of the Disclosure Schedule are (i) the unaudited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2010 and the related unaudited consolidated statements of income and retained earnings, stockholders’ equity and of cash flows of the Company and its Subsidiaries for the fiscal year then ended, (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries (the “Balance Sheet”) as at June 30, 2011 (the “Balance Sheet Date”) and the related consolidated statements of income and retained earnings, stockholders’ equity and cash flows of the Company and its Subsidiaries for the 6-month accounting period then ended (collectively, the “Financial Statements”).  Except with respect to Taxes, the Financial Statements fairly present in all material respects the financial position and results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries as at the dates and for the periods reflected thereon.

(b)

To the Company’s Knowledge, the Company maintains internal accounting controls that provide reasonable assurance that transactions are and have been recorded as necessary to permit preparation of its financial statements.  To the Company’s Knowledge, there has not been any fraud that involves management or other employees who have a material role in the internal controls of the Company.

Section 2.6

No Undisclosed Liabilities.  Except as set forth in Section 2.6 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any Liabilities (excluding Liabilities for Taxes) of an amount in excess of $25,000 individually or $100,000 in the aggregate that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP and were not so reflected, reserved against or described, except for Liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business.

Section 2.7

Absence of Certain Developments.  Except as set forth in Section 2.7 of the Disclosure Schedule, the Financial Statements, or as otherwise arising pursuant to this Agreement, since December 31, 2010:

(a)

there has not been any Material Adverse Effect nor has there occurred any event which would reasonably be likely to result in a Material Adverse Effect;

(b)

the Company has not made any declaration or payment of any dividends or distributions on or in respect of any shares or other security of the Company, or redemption, purchase or acquisition of any shares or other security of the Company, or made any other payment to or on behalf of any Company Shareholder or any Affiliate thereof;

(c)

there has not been any split, combination or reclassification of any shares or other security of the Company or any of its Subsidiaries;

(d)

there has not been any material change by the Company or any of its Subsidiaries in accounting or Tax reporting principles, methods or policies, any settlement of any Tax controversy, any amendment of any Tax Return, or any material Tax election made, revoked or terminated by or with respect to the Company or any of its Subsidiaries;

(e)

neither the Company nor any of its Subsidiaries has mortgaged, pledged or subjected to any Lien, except for Permitted Liens, any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company or any of its Subsidiaries except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business;

(f)

neither the Company nor any of its Subsidiaries has canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Material Contract or right under any Material Contract except in the ordinary course of business and which, in the aggregate, are not material to the Company or any of its Subsidiaries;

(g)

except as disclosed in the Balance Sheet, neither the Company nor any of its Subsidiaries has made or committed to make any capital expenditures or capital additions or improvements in excess of $100,000 in the aggregate;

(h)

neither the Company nor any of its Subsidiaries has amended any of its organizational or constituent documents;

(i)

except for the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries has adopted or entered into any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consented to the filing of any bankruptcy petition against it under any similar Law or other agreement with respect to the sale of its assets, securities or the Business;

(j)

neither the Company nor any of its Subsidiaries has entered into any compromise or settlement of any Legal Proceeding or investigation by any Governmental Body; and

(k)

neither the Company nor any of its Subsidiaries has entered into any agreements or commitments to do or perform in the future any actions referred to in this Section 2.7.

Section 2.8

Taxes

(a)

To the Knowledge of the Company, the Company and its Subsidiaries have duly paid (or have had paid on their behalf) in full all Taxes required to have been paid (whether or not shown as due on any Tax Return).

(b)

All Tax Returns to the Company’s Knowledge that are required to be filed by the Company and its Subsidiaries (or to have been filed on their behalf) have been filed when due.  All such Tax Returns have been and are correct and complete in all material respects and have been prepared in substantial compliance with applicable Law.

(c)

Section 2.8(c) of the Disclosure Schedule sets forth a list of all jurisdictions in which the Company and its Subsidiaries have filed or have been required to file a Tax Return (and the accompanying taxable period for each such Tax Return), and indicates which of those Tax Returns (if any) have been or are currently subject to audit.  No material claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries have not filed Tax Returns that it is or may be subject to a material amount of taxation by that jurisdiction.

(d)

None of the Company or any of its Subsidiaries are currently the beneficiary of any extension of time within which to file any Tax Return.

(e)

To the Knowledge of the Company, there are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or its Subsidiaries.

(f)

Any material Taxes to the Company’s Knowledge that are required to have been withheld or collected by the Company or its Subsidiaries in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld and collected; and (to the extent required) each such material Tax has been paid to the appropriate Governmental Body.

(g)

Neither the Company nor any of its Subsidiaries has waived or extended any statute of limitations in respect of Taxes or agreed to any extension of time with respect to the assessment, payment or collection of any Tax.

(h)

None of the Company or any of its Subsidiaries have received any (i) notice indicating an intent to open an audit or other review by any Governmental Body relating to Taxes or Tax matters, (ii) request for information related to Taxes or Tax matters, or (iii) notice of deficiency, assessment, or proposed adjustment of, or related to, any Tax or any failure to comply with any applicable Law related to Taxes.

(i)

The Company has delivered to Parent correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies filed or received and any agreements relating to Taxes with respect to the Company and its Subsidiaries.

(j)

None of the Company or any of its Subsidiaries (or any of their respective successors) are or have ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

(k)

None of the Company or any of its Subsidiaries have filed or been included in a consolidated, unitary, or combined Tax Return with another Person, or otherwise could have any liability for Taxes of another Person pursuant to any Law, as a transferee or successor, by Contract, or otherwise.

(l)

The unpaid Taxes of the Company and its Subsidiaries did not, to the Knowledge of the Company, as of the Balance Sheet Date, exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Balance Sheet.  Since the Balance Sheet Date, the Company and its Subsidiaries have not incurred any liability for Taxes that to the Knowledge of the Company would be owed that arose outside the ordinary course of business.

(m)

Each of the Company and its Subsidiaries other than Flash Jigo Corp. is a “controlled foreign corporation” within the meaning of Section 951 of the Code.  Flash Jigo Corp. is not and has not ever been a United States real property holding corporation within the meaning of Code Section 897(c).

(n)

None of the Company or its Subsidiaries have engaged in a “reportable transaction” within the meaning of Section 6707A(c) of the Code.

(o)

None of the Company Shareholders is a “foreign person” within the meaning of Section 1445(b)(2) of the Code.

(p)

Prior to the Merger, no Company Shareholder has disposed of any Company Shares, or received any distribution from the Company, in an amount and manner that would  prevent the Merger from qualifying as a “reorganization”  within the meaning of Section 368(a) of the Code.

(q)

Notwithstanding any provision of this Agreement to the contrary, the foregoing provisions of this Section 2.8 constitute the Company’s sole representations and warranties regarding Taxes, Tax Returns and other matters relating to Taxes.

Section 2.9

Real Property.

(a)

Neither the Company nor any of its Subsidiaries owns any real property or interest in real property.

(b)

Section 2.9(b) of the Disclosure Schedule sets forth the address of each parcel of real property that is subject to a Real Property Lease (collectively, the “Leased Properties”), and a true and complete list of all Real Property Leases. Except as set forth in Section 2.9(b) of the Disclosure Schedule, the Company or its applicable Subsidiary has a valid, binding and enforceable leasehold interest under each of the Real Property Leases, free and clear of any Liens, except for Permitted Liens. Neither the Company nor any of its Subsidiaries has received any notice of any material default or event that with notice or lapse of time, or both, would constitute a material default under any of the Real Property Leases and the Company, each of its Subsidiaries and, to the Company’s Knowledge, each other party to a Real Property Lease, is in material compliance with all obligations of such party thereunder.  Except as disclosed in Section 2.9(b) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has subleased or assigned to any Person the right to use or occupy such Leased Properties or any portion thereof.  The Company has delivered to Parent and Merger Sub complete and correct copies of the Real Property Leases as in effect on the date hereof.  Neither the Company nor, to its Knowledge, any of its Subsidiaries has received written notice of any revocation or nullification of any Real Property Lease or any written indication that would reasonably cause the Company to believe that its or its Subsidiary’s possession and quiet enjoyment of a Leased Property under a Real Property Lease will be or has been disturbed in any material respect.

(c)

The Leased Properties constitute all interests in real property currently used or currently held for use in connection with the Business.

Section 2.10

Tangible Personal Property; Title; Sufficiency of Assets

(a)

Each of the Company and each of its Subsidiaries has good and marketable title (solely to the extent concepts of good and marketable title are recognized under applicable Law) to all of its assets as of the date hereof (which include all of the assets reflected in the Balance Sheet), free and clear of any and all Liens, except for Permitted Liens.

(b)

Section 2.10(b) of the Disclosure Schedule lists all leases of personal property that require the payment by the Company or its Subsidiaries in excess of $10,000 per year (“Personal Property Leases”) used by the Company or any of its Subsidiaries.

(c)

Section 2.10(c) of the Disclosure Schedule lists all of the fixed assets owned by the Company and its Subsidiaries worth over $2,500.

Section 2.11

Intellectual Property.

(a)

The Intellectual Property owned by the Company and its Subsidiaries (“Owned Intellectual Property”) is owned, free and clear from all Liens, except for Permitted Liens.

(b)

Section 2.11(b)(i) of the Disclosure Schedule sets forth a true, complete and correct list of all Owned Intellectual Property for which a registration or application has been filed with a Governmental Body, including patents, trademarks, service marks and copyrights, issued by or registered with, or for which any application for issuance or registration thereof has been filed with, any Governmental Body.  Section 2.11(b)(ii) of the Disclosure Schedule sets forth a complete and correct list of all trademarks, service marks, other trade designations, domain names, web addresses and websites that are Owned Intellectual Property and not otherwise identified in Section 2.11(b)(i) of the Disclosure Schedule. To the Knowledge of the Company, all required filings and fees related to the Owned Intellectual Property have been timely filed with and paid to the relevant Governmental Body and authorized registrars.  Section 2.11(b)(iii) of the Disclosure Schedule sets forth a complete and correct list of all written licenses and arrangements (other than ordinary course licenses of commercially available software) pursuant to which the Company or any of its Subsidiaries licenses Intellectual Property from another Person (collectively, the “Intellectual Property Licenses”).  There is no material default under any Intellectual Property License by the Company, any of its Subsidiaries, or, to the Knowledge of the Company, by any other party thereto, and to the Knowledge of the Company no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder.

(c)

To the Actual Knowledge of the Company, based solely upon a review of the trademark search results set forth on section 2.11(c) of the Disclosure Schedule, the operation of the Business as presently conducted does not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties.

(d)

There is no claim or demand in writing of any Person pertaining to, or any Legal Proceeding which is pending or, to the Knowledge of the Company, threatened, that challenges the rights of the Company or any of its Subsidiaries in respect of any Owned Intellectual Property.

Section 2.12

Material Contracts.

(a)

Section 2.12(a) of the Disclosure Schedule sets forth all of the following Contracts to which the Company or any of its Subsidiaries is a party (the “Material Contracts”): (i) Contracts for Executives, Country Managers or Sales, Marketing, or Operations Managers, at the Country Level, relating to the employment or engagement of any Person, (ii) Contracts relating to the employment or engagement of any Person which, by their terms, are not terminable by the Company or a Subsidiary thereof at will without severance, or Contracts containing any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement, retention, severance, or change of control arrangement; (iii) Contracts entered into relating to the acquisition or disposition of any equity interests in or, except in the ordinary course of business, assets of any Person; (iv) joint venture or partnership agreements worth more than $20,000; (v) Contracts with a term in excess of 75 days limiting the ability of the Company or any of its Subsidiaries to engage in any line of business or to compete with any Person or to conduct business in any geographical area or to solicit any Person for employment; (vi) Contracts relating to the confidentiality or limitation on use of any material information; (vii) Contracts relating to any material Indebtedness of the Company or any of its Subsidiaries, except for those such Contracts entered into in the ordinary course of business; (viii) Contracts relating to any loan (other than accounts receivable from trade debtors in the ordinary and usual course of business) or advance to (other than ordinary course travel allowances to the employees of the Company or any of its Subsidiaries), or investments in, any Person; (ix) Contracts relating to any guarantee or other contingent Liability in respect of any material Indebtedness or material obligation of any Person; (x) all licenses of Intellectual Property Rights or Technology (except “shrink wrap” licenses and the like); (xi) Contracts with any Governmental Body acting in a traditional governmental capacity as would be common in the United States (as opposed to a Governmental Body acting in a commercial capacity), excluding Contracts with merchants; (xii) Contracts relating to payment or credit card processing; (xiii) Contracts involving consideration in excess of $25,000 and (xiv) the Contracts set forth in Section 2.12(a)(xiv) of the Disclosure Schedule.

(b)

Complete copies of the Material Contracts have previously been furnished to Parent and Merger Sub by the Company.  Neither the Company nor any of its Subsidiaries is in material default, and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a material default, under any Material Contract and, to the Knowledge of the Company, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a material default by any other party to any Material Contract.  There are no material disputes pending or, to the Knowledge of the Company, threatened under any Material Contract.

Section 2.13

Employee Benefits.

(a)

Section 2.13(a) of the Disclosure Schedule sets forth a complete and correct list of (i) all “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and any other pension plans or employee benefit agreements, arrangements, programs or payroll practices (including severance pay, other termination benefits or compensation, vacation pay, salary, company awards, stock option, stock purchase, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) (whether funded or unfunded, written or oral, qualified or nonqualified), sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries or by any trade or business, whether or not incorporated, that together with the Company or any of its Subsidiaries would be deemed a “single employer” (a “Company ERISA Affiliate”) within the meaning of ERISA for the benefit of any employee, leased employee, director, officer, shareholder or independent contractor (in each case either current or former) of the Company or any of its Subsidiaries (“Employee Benefit Plans”). For the avoidance of doubt, the Employee Benefit Plans do not include plans or benefits that are delivered by a Governmental Body regardless of whether the Company makes contributions to such arrangements, such as Social Security Benefits in the United States. Neither the Company nor any of its Subsidiaries maintains, sponsors, participates in or contributes to any employee plans that are subject to Section 210(a), 4063 and 4064 of ERISA or Section 413(c) of the Code or any multiemployer plans (as defined in Section 4001(a)(3) of ERISA). No Company ERISA Affiliate sponsors or maintains an “employee pension benefit plan” that has failed to meet the minimum funding standards set forth in Section 412 of the Code. Neither the Company nor any of its Subsidiaries currently has or will incur any liability as a result of any plan, arrangement or practice of the type described in this Section 2.13, sponsored, maintained or contributed to by any Company ERISA Affiliate.

(b)

No Employee Benefit Plan provides medical or dental benefits for any current or former employees or other service providers of the Company, its Subsidiaries or their predecessors after termination of employment or other service other than the rights that may be provided by Law.

(c)

True, correct and complete copies of each of the Employee Benefit Plans, have been delivered to or made available to Parent and Merger Sub including written descriptions of all non-written agreements relating to the Employee Benefit Plans.

(d)

Each of the Employee Benefit Plans complies in all material respects with its terms and all provisions of applicable Law.

(e)

The Company and its Subsidiaries have taken such actions necessary with respect to each Employee Benefit Plan to ensure that no service provider of the Company or any of its Subsidiaries is subject to material Taxes or material penalties under Section 409A of the Code. Neither the Company nor any of its Subsidiaries has any indemnity obligation for any Taxes, interest or penalties imposed under Section 409A of the Code.

(f)

Each Foreign Pension Plan is (i) in compliance and in good standing (to the extent such concept exists in the relevant jurisdiction) in all material respects with all Laws applicable thereto, including all funding requirements, and the respective requirements of the governing documents for such Foreign Pension Plan; (ii) with respect to each Foreign Pension Plan, (A) that is required by applicable Law to be funded in a trust or other funding vehicle, such Foreign Pension Plan is in material compliance with applicable Law regarding funding requirements except to the extent permitted under applicable Law and (B) that is not required by applicable Law to be funded in a trust or other funding vehicle, reasonable reserves have been established where required by ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained; and (iii) no actions or proceedings have been taken or instituted to terminate or wind-up a Foreign Pension Plan with respect to which the Company or any of its Subsidiaries would reasonably be expected to have any material Liability.

Section 2.14

Labor.

(a)

Section 2.14(a) of the Disclosure Schedule contains a list of all persons who are employees, consultants, or contractors of the Company and its Subsidiaries as of the date hereof, and sets forth for each such individual the following: (i) name, (ii) title or position (including whether full or part time), (iii) hire date, (iv) current annual base compensation rate, and (v) commission, bonus or other incentive-based compensation. As of the date hereof, all commissions and bonuses payable to employees, consultants, or contractors of the Company and its Subsidiaries for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of the Company and its Subsidiaries with respect to any commissions, bonuses or increases in compensation.

(b)

The Company and its Subsidiaries are not, nor have they ever been, a party to or bound by any labor or collective bargaining agreement or other Contract with a labor organization representing any of its employees, and to the Knowledge of the Company there are no labor organizations representing or purporting to represent any employee.  Except as set forth in Section 2.14(b) of the Disclosure Schedule, there has never been, nor to the Company’s Knowledge has there been any threat of, any strike, slowdown, work stoppage or lockout affecting the Company or any of its Subsidiaries.

Section 2.15

Litigation.  Except as set forth in Section 2.15 of the Disclosure Schedule, there is no material Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries, or pending or threatened against any of the officers of the Company or any of its Subsidiaries in relation to the Company, any of its Subsidiaries or the Business.  Except as set forth in Section 2.15 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any material Order of any Governmental Body.  No Legal Proceeding is pending before any Governmental Body seeking to restrain or prohibit the Company from entering into this Agreement or to prohibit the Closing, the Merger or the performance of any other obligation hereunder.

Section 2.16

Compliance with Laws; Governmental Approvals .  Except as set forth in Section 2.16 of the Disclosure Schedule, each of the Company and its Subsidiaries is in material compliance with all Laws applicable to it.  Neither the Company nor any of its Subsidiaries has received written notice from any Governmental Body of, and the Company has no Knowledge

of, any failure to comply with any applicable Law in any material respect.  To the Company’s Knowledge, the Company and its Subsidiaries hold all material Consents necessary under applicable Law for the conduct of the Business, and none of the operations of the Company or any of its Subsidiaries are being conducted in material violation of any Governmental Approval held by the Company or any of its Subsidiaries.  To the Knowledge of the Company, there is no material audit or investigation by a Governmental Body pending or threatened against the Company or any of its Subsidiaries.

Section 2.17

Environmental Matters.  To the Knowledge of the Company with respect to the Business’s U.S. operations and to the Actual Knowledge of the Company with respect to the Business’s foreign operations, there are no facts, circumstances or conditions relating to, arising out of or attributable to it that would reasonably be anticipated to give rise to material Liability to the Company or its Subsidiaries under Environmental Laws.  To the Knowledge of the Company with respect to the Business’s U.S. operations and to the Actual Knowledge of the Company with respect to the Business’s foreign operations, there is not located at any of the properties currently owned, leased, occupied or operated by the Company or any of its Subsidiaries any (i) underground storage tanks, (ii) asbestos or asbestos-containing material (iii) equipment containing polychlorinated biphenyls, (iv) lead-based paint, or (v) mold.  The Company has provided to Parent and Merger Sub all environmentally related (i) audits, assessments, studies, reports, analyses, data and results of investigations that have been performed voluntarily, in response to a Governmental Body, internally, or by third parties, (ii) all Governmental Approvals issued pursuant to Environmental Laws and the applications therefore and (iii) Orders, consent orders, consent decrees, unresolved notices of violation received from any Governmental Body, all with respect to the currently owned, leased or operated properties of the Company and its Subsidiaries.

Section 2.18

Insurance.  Section 2.18 of the Disclosure Schedule includes a correct and complete list and description, including policy number, coverage and deductible, of all insurance policies owned by the Company and its Subsidiaries, complete copies of which policies have previously been delivered to Parent and Merger Sub by the Company.  Neither the Company nor any of its Subsidiaries has received any written notice of cancellation or intent to cancel or increase or intent to increase premiums with respect to such insurance policies.

Section 2.19

Related Party Transactions.  Except as described in Section 2.19 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has loaned or borrowed any amounts to or from, and does not have outstanding any Indebtedness or other similar obligations to or from, any Affiliate of the Company or any of its Subsidiaries or any Company Shareholder.  Except as described in Section 2.19 of the Disclosure Schedule, neither the Company nor, to the Company’s Knowledge, any of its Subsidiaries nor any Affiliate of any of them nor any officer or employee of any of them is party to any Contract with the Company or any of its Subsidiaries or is engaged in any transaction or business with the Company or any of its Subsidiaries of the type that Parent would be required to report under Item 404 or Regulation S-K.

Section 2.20

Brokers and Company Transaction Expenses .  None of the Company or any of its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.  No Company or Subsidiary funds have been used to pay any Company Transaction Expenses.

Section 2.21

Bank Accounts; Powers of Attorney; Deposits .  Section 2.21 of the Disclosure Schedule is a true and complete list of: (a) the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company and each of its Subsidiaries maintains accounts and the location of all lockboxes and safe deposit boxes of the Company and each of its Subsidiaries, (b) the names of all Persons authorized to draw thereon or make withdrawals therefrom or have access thereto, (c) the names of all Persons holding general or special powers of attorney from the Company and each of its Subsidiaries and (d) all prepaid items and deposits related to the Company and each of its Subsidiaries.

ARTICLE III
REPRESENTATIONS AND WARRANTIES REGARDING THE FOUNDERS

The Founders hereby represent and warrant to Parent and Merger Sub as follows:

Section 3.1

Organization and Related Matters.  Each Founder that is not a natural person is a limited liability company, duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted.  Each such Founder is duly qualified or authorized to do business as a foreign company and is in good standing under the Laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to have such qualification or authorization could not reasonably be expected to have a material adverse effect on such Founder.

Section 3.2

Authorization and Enforceability.  Each Founder has all requisite entity power and authority (or legal capacity, in the case of Founders who are natural persons) to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by each Founder of each of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of such Founder.  This Agreement and the other Transaction Documents have been duly and validly executed and delivered by each Founder and, assuming the due authorization, execution and delivery of this Agreement and the Transaction Documents by the other parties hereto and thereto, constitute legal, valid and binding obligations of each Founder, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity).

Section 3.3

Conflicts; Consents.  The execution and delivery by each Founder of this Agreement and the other Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby or thereby, and compliance by such Founder with the provisions hereof or thereof will not: (a) conflict with, or result in the breach of, any provision of the organizational or constituent documents of such Founder; (b) conflict with, violate, result in the breach or termination of, constitute a default under, result in an acceleration of, constitute a change of control under, or create in any party the right to accelerate, terminate, modify or cancel, in any material respect, (x) any material Contract to which such Founder is a party or by which such Founder or its properties or assets are bound, or (y) any material Governmental Approval of such Founder; (c) violate in any material respect any Law or any Order by which such Founder is bound; or (d) result in the creation of any material Lien other than Permitted Liens upon the properties or assets of such Founder.  To the Knowledge of the Founders, no material Consent, Order, waiver, declaration or filing with, or notification to any Person, including any Governmental Body, is required on the part of any Founder in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents, or the compliance by any Founder with any of the provisions hereof or thereof.

Section 3.4

Brokers.  No Founder has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

Section 3.5

No Legal Proceedings.  No Legal Proceeding is pending before any Governmental Body seeking to restrain or prohibit any Founder from entering into this Agreement or to prohibit the Closing, the Merger or the performance of any other obligation hereunder.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as otherwise set forth in the Parent SEC Documents, Parent and Merger Sub represent and warrant to the Company as follows:

Section 4.1

Organization and Related Matters.

(a)

Parent is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Nevada, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted.  Parent is duly qualified or authorized to do business as a foreign company and is in good standing under the Laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to have such qualification or authorization could not reasonably be expected to have a material adverse effect on Parent.

(b)

Merger Sub is a limited company, duly incorporated, validly existing and in good standing under the Laws of the British Virgin Islands, and has all requisite power and authority to own, lease and operate its properties and to carry on its business.  Merger Sub is duly qualified or authorized to do business as a foreign company and is in good standing under the Laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to have such qualification or authorization could not reasonably be expected to have a material adverse effect on Merger Sub.

(c)

Merger Sub is disregarded as an entity separate from its owner for United States federal Tax purposes pursuant to Treasury Regulations Section 301.7701-3.

Section 4.2

Authorization and Enforceability.  The execution, delivery and performance of the Agreement and Transaction Documents to which each of Parent and Merger Sub is a party have been duly authorized by all necessary action by or on behalf of Parent and Merger Sub, respectively.  Each of Parent and Merger Sub has full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to perform its obligations hereunder and thereunder.  This Agreement and each Transaction Document to which each of Parent and Merger Sub is or will be a party has been or will be duly and validly executed and delivered and, assuming the due authorization, execution and delivery of this Agreement and the Transaction Documents by the other parties hereto and thereto, constitutes the valid and legally binding obligation of Parent and Merger Sub, respectively, enforceable against Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity).

Section 4.3

Capitalization.  Section 4.3 of the Disclosure Schedule sets forth the following, as of June 30, 2011: (i) the total number of authorized shares of each class of capital stock of Parent, (ii) the total number of issued and outstanding shares of each class of capital stock of Parent, (iii) the total number of issued and outstanding shares of each class of capital stock of Parent after giving effect to the transactions contemplated hereby and (iv) the number of shares of capital stock of Parent held in treasury.  All shares of Parent Common Stock and all warrants to be issued in connection with the transactions contemplated hereby and the shares of Parent Common Stock into which such warrants may be converted (x) have been duly and validly authorized and issued, and upon receipt of the consideration therefor, will be fully paid and nonassessable and (y) will not have been issued in violation of any preemptive rights or any applicable securities Laws.  Except as set forth in Section 4.3 of the Disclosure Schedule, and except for the shares of Parent Common Stock and warrants to be issued in connection with the transactions contemplated hereby, Parent has no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other Contracts or plans that could require Parent to issue, sell, or otherwise cause to become outstanding any of its capital stock or other equity security, or securities convertible or exchangeable for, or any options, warrants, or rights to purchase, any of such capital stock or other equity security (collectively, “Parent Stock Plans”) as of June 30, 2011.  There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the capital stock or other equity security of Parent.  Except as set forth in Section 4.3 of the Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom equity, profit participation or similar rights with respect to Parent.  Except as set forth in Section 4.3 of the Disclosure Schedule, there are no dividends which have accrued or been declared but are unpaid on the capital stock of Parent.  Except as set forth in Section 4.3 of the Disclosure Schedule, to the Actual Knowledge of Parent, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of capital stock of Parent with any shareholders of Parent that beneficially own 5% or more of the capital stock of Parent.

Section 4.4

Conflicts; Consents.  Neither the execution and the delivery by each of Parent and Merger Sub of this Agreement and the other Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby and thereby on the part of

Parent and Merger Sub, will (a) conflict with, or result in the breach of, any provision of the organizational or constituent documents of Parent or Merger Sub; (b) conflict with, violate, result in the breach or termination of, or constitute a default under, result in an acceleration of, or create in any party the right to accelerate, terminate, modify or cancel, (x) any material Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their properties or assets are bound, or require a Consent from any Person in order to avoid any such conflict, violation, breach, termination, default or acceleration, or (y) any material Governmental Approval of Parent or Merger Sub; (c) violate in any material respect any Law or any Order by which Parent or Merger Sub is bound; or (d) result in the creation of any material Lien, other than Permitted Liens or Liens contemplated under the Indentures, upon the properties or assets of Parent or Merger Sub.  No Consent of any Governmental Body is required on the part of Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents to which it is a party, or the compliance by Parent or Merger Sub with any of the provisions hereof or thereof.

Section 4.5

Absence of Certain Developments.  Except as arising pursuant to this Agreement, since December 31, 2010:

(a)

there has not been any Material Adverse Effect nor has there occurred any event which is reasonably likely to result in a Material Adverse Effect;

(b)

Parent has not made any declaration or payment of any dividends or distributions on or in respect of any capital stock or other security of Parent, or redemption, purchase or acquisition of any capital stock or other security of Parent, or made any other payment to or on behalf of any securityholder of Parent or any Affiliate thereof; and

(c)

there has not been any split, combination or reclassification of any shares of capital stock or other security of Parent.

(d)

Parent has no Knowledge that it would reasonably be expected during its third fiscal quarter of 2011 to be in default of any of its financial covenants set forth in each of (x) the Indenture, dated October 27, 2010, concerning the 14% Senior Secured Notes due 2013 of Parent and its affiliates, (y) the Indenture, dated October 27, 2010, concerning the Non-Cash Pay Secured Notes due 2014 of Parent and its affiliates, and (z) the Indenture, dated October 27, 2010, concerning the Cash Pay Secured Notes due 2013 of Parent and its affiliates.

Section 4.6

Brokers.  Neither Parent nor Merger Sub has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

Section 4.7

No Legal Proceedings.  Except as set forth in Section 4.7 of the Disclosure Schedule, there is no material Legal Proceeding pending or, to the Knowledge of Parent, threatened against Parent, any of its Subsidiaries, or pending or threatened against any of the officers or directors of Parent or any of its Subsidiaries in relation to Parent, any of its Subsidiaries or their respective businesses. Neither Parent nor any of its Subsidiaries is subject to any material Order of any Governmental Body. No Legal Proceeding is pending before any Governmental Body seeking to restrain or prohibit Parent or Merger Sub from entering into this

Agreement or to prohibit the Closing, the Merger or the performance of any other obligation hereunder.

Section 4.8

SEC Reports.  Parent’s Registration Statement on Form S-1 in connection with Parent’s initial public offering (the “Parent Registration Statement”) was declared effective by the SEC on May 10, 2011.  Thereafter, Parent has timely filed all forms, reports, schedules, statements and other documents required to be filed by Parent with the SEC (together with the Parent Registration Statement, the “Parent SEC Documents”).  Each of the Parent SEC Documents: (a) was prepared in accordance and complied in all material respects with the requirements of the Securities Act, the Exchange Act, the Sarbanes Oxley Act of 2002 (“SOX”) (to the extent applicable to Parent), other applicable Law and the applicable rules and regulations thereunder, except to the extent updated, amended or corrected by a subsequent Parent SEC Document, and (b) did not at the time it was filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Since the filing of each of the Parent SEC Documents, to the Knowledge of Parent, no event has occurred, other than the SEC notifying the Parent that it will review the Parent’s Registration Statement on Form S-4 filed on August 1, 2011, that would require an amendment or supplement to such Parent SEC Document and as to which such an amendment has not been filed and made publicly available.  Other than the SEC notifying the Parent that it will review the Parent’s Registration Statement on Form S-4 filed on August 1, 2011, there are no outstanding unresolved comments with respect to Parent or the Parent SEC Documents noted in comment letters or other correspondence received by Parent or its attorneys from the SEC, and, to the knowledge of Parent, there are no pending (i) formal or informal investigations of Parent by the SEC or (ii) inspection of an audit of Parent’s financial statements by the Public Company Accounting Oversight Board.  Parent is in compliance in all material respects with the Securities Act, the Exchange Act, SOX (to the extent applicable to Parent) and the applicable rules and regulations thereunder.

Section 4.9

Compliance with Laws; Governmental Approvals .  Each of Parent and its Subsidiaries is in material compliance with all Laws applicable to it.  Neither Parent nor any of its Subsidiaries has received written notice from any Governmental Body of, and Parent has no Knowledge of, any failure to comply with any applicable Law in any material respect.  To Parent’s Knowledge, Parent and its Subsidiaries hold all material Consents necessary under applicable Law for the conduct of their respective businesses, and none of the operations of Parent or any of its Subsidiaries are being conducted in material violation of any Governmental Approval held by Parent or any of its Subsidiaries.  To the Knowledge of Parent, there is no material audit or investigation by a Governmental Body pending or threatened against Parent or any of its Subsidiaries.

ARTICLE V
COVENANTS

Section 5.1

Further Assurances.  If any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request; provided, however, that Parent shall not be required to incur any out-of-pocket expense in connection therewith if it may be entitled to indemnity in connection therewith.  Each Founder shall cooperate with the Parent as reasonably requested to encourage each lessor, licensor, customer, supplier, or other business associate of the Company and its Subsidiaries to maintain the same business relationships with the Surviving Company and the Subsidiaries after the Closing as it maintained with the Company and its Subsidiaries prior to the Closing, at Parent’s sole cost and expense.  In the event that Parent is contesting or defending any third party litigation or claim relating to the Company or any of its Subsidiaries prior to the Closing, the Founders shall cooperate as reasonably requested in connection therewith.

Section 5.2

Public Announcements.  Unless otherwise required by applicable Law, no Founder shall, and each Founder shall cause its Affiliates, agents, representatives and professionals not to, make any disclosure or public announcements in respect of this Agreement or the transactions contemplated hereby (including price and terms) or otherwise communicate with any news media without the prior written consent of Parent.

Section 5.3

Non-Competition; Non-Solicitation.

(a)

Each Founder acknowledges that it is familiar with the trade secrets and other confidential information of the Company and its Subsidiaries.  Therefore, and in further consideration of the consideration to be paid to the Founders hereunder, each Founder agrees to the covenants set forth in this Section 5.3 and acknowledges that Parent and Merger Sub would not have entered into this Agreement but for the Founders’ agreement to the restrictions set forth in this Section 5.3.  Each Founder that does not own a direct interest in the Company acknowledges, agrees and represents that it owns an indirect interest therein through its ownership of another Founder and will derive substantial benefit from the transactions contemplated by this Agreement and the receipt of the Merger Consideration by such other Founder.

(b)

For a period beginning on the Closing Date and ending on the earlier of (x) thirty (30) months after the Closing Date, or (y) the Equity Put Date, no Founder shall, directly or indirectly, own, operate, lease, manage, control, engage in, invest in, permit its name to be used by, act as consultant or advisor to, render services for (alone or in association with any person, firm, corporate or other business organization) or otherwise assist in any manner any Person in any business that competes with any businesses of the Company or any of its Subsidiaries as conducted as of the Closing Date, in each case, in Australia, Brazil, China, Hong Kong, Malaysia, Singapore, South Korea, Taiwan and the United States; provided, however, that nothing herein shall prohibit a Founder from being a beneficial owner of less than five percent (5%) of the outstanding stock of any publicly-traded corporation or from any investment in Parent.

(c)

For a period beginning on the Closing Date and ending on the earlier of (x) thirty (30) months after the Closing Date, or (y) the Equity Put Date, no Founder shall directly or indirectly: (i) induce or attempt to induce any employee of the Surviving Company, any of its Subsidiaries or Parent to leave the employ of the Surviving Company, any of its Subsidiaries, Parent or any of their respective Affiliates, or in any way interfere with the relationship between the Surviving Company, any of its Subsidiaries, Parent or any of their respective Affiliates and any employee thereof or (ii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Surviving Company, the Company, any of its Subsidiaries, Parent or any of their respective Affiliates to cease doing business with the Surviving Company, any of its Subsidiaries, Parent or any of their respective Affiliates.

(d)

The Parties hereto agree that Parent and each of its Affiliates, successors and assigns would suffer irreparable harm from a breach of this Section 5.3 by any Founder and that money damages would not be an adequate remedy for any such breach.  Therefore, in the event a breach or threatened breach of this Section 5.3, Parent and each of its Affiliates or their respective successors and assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security and at the expense of the breaching Founder, including reasonable attorneys’ fees and expenses).  The restrictive covenants set forth in this Section 5.3 shall be construed as agreements independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Founder against Parent, Merger Sub, the Surviving Company or any of their respective Affiliates, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Parent of any restrictive covenant contained in this Section 5.3.  Parent has fully performed all obligations entitling it to the restrictive covenants set forth in this Section 5.3, and such restrictive covenants therefore are not executory or otherwise subject to rejection under chapter 11 of title 11 of the United States Code.  In the event that this Agreement is deemed executory and thereafter rejected, the restrictive covenants contained in this Section 5.3 shall remain enforceable.

(e)

If the final judgment of a court of competent jurisdiction declares any term or provision of this Section 5.3 to be invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified to cover the maximum duration, scope or area permitted by Law.  In addition, in the event of a breach or violation by any Founder of this Section 5.3, the periods described in the first sentences of clauses (b) and (c) above shall be tolled with respect to such Founder until such actual breach or violation has been duly cured.  Each Founder agrees that the restrictions contained in this Section 5.3 are reasonable.

Section 5.4

Tax Matters.  Notwithstanding any other provision of this Agreement to the contrary, the following provisions of this Section 5.4 shall govern the allocation between Parent, the Company, and the Founders of responsibility for certain Tax matters addressed herein following the Effective Time.  As used in this Section 5.4, the term “Company” includes the Company and its Subsidiaries.

(a)

Tax Returns.  Parent shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns for the Company for all Tax periods ending on or before the Closing Date (“ Pre-Closing Periods”) that are due after the Closing Date.  All such Tax Returns shall be prepared in a manner consistent with the Company’s past practices.  Such Tax Returns shall be provided to Founders for its review and comment and approval (which shall not be unreasonably withheld or delayed) not later than thirty (30) days before the due date for filing such Tax Returns (including extensions), and Parent shall accept all of Founders’ comments that are consistent with the past practices of the Company in preparing such Tax Returns. In the event that Founders shall reasonably object to any items set forth on such Tax Returns, such objection shall be provided to Parent in writing no later than fifteen (15) days before the due date for filing such Tax Returns (including extensions) and the Parties shall attempt to resolve such objection in good faith prior to the due date for filing such Tax Returns. In the event that such objection is not resolved prior to the due date for filing such Tax Return, Parent shall timely file such Tax Return and the Parties shall resolve the dispute in good faith after the date of such filing, amending such Tax Return as necessary. Neither Parent nor any of its Affiliates, shall file or permit to be filed any amended Tax Return with respect to the Company or any Company Subsidiary for any Pre-Closing Period without the prior written consent of Founders, which consent shall not be unreasonably withheld or delayed.

(b)

Cooperation.  Parent, the Company and Founders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns pursuant to this Section 5.4 (including the preparation and filing of any claims for refunds of Taxes) and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include signing any Tax Returns, amended Tax Returns, claims or other documents necessary to settle any Tax controversy, the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Notwithstanding any other provision hereof, each party will bear its own expenses in complying with the foregoing provisions.  Parent, the Company and Founders further agree, upon request from the other party, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

(c)

Audits.  Each Party will promptly notify the other in writing upon receipt by such Party (or any of its Affiliates) of notice of any pending or threatened Tax liabilities of the Company or any Company Subsidiary for any Pre-Closing Period.  Founders will have the right (but not the obligation) to solely represent the interests of the Company and any Company Subsidiary in any Tax audit or Legal Proceeding for any Pre-Closing Period and to employ counsel of its choice, and Parent and the Company agree to cooperate in the defense of any claim in such proceeding.   Parent or its affiliates may not settle, compromise or resolve any Tax audit or Legal Proceeding for or with respect to any Pre-Closing Period without the consent of Founders, which consent shall not be unreasonably withheld or delayed.

(d)

Reorganization.

(i) Each of Parent and Merger Sub shall use its respective best efforts to, and cause each of its Affiliates to, cause the Merger to qualify as a “reorganization”  within the meaning of Section 368(a) of the Code.  Each of Parent and Merger Sub shall use its respective best efforts not to, and shall use its best efforts not to permit any of its respective Affiliates to, take any action (including any action otherwise permitted by this Section 5.4) that would prevent or impede the Merger from qualifying as a “reorganization”  within the meaning of Section 368(a) of the Code.  The performance of acts required by this Agreement or other agreements contemplated hereby shall not constitute a breach of this covenant.

(ii) Founders shall use their best efforts to, and cause each of its Affiliates to, cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.  Founders shall use their best efforts not to, and shall use its best efforts not to permit any of its Affiliates to, take any action (including any action otherwise permitted by this Section 5.4) that would prevent or impede the Merger from qualifying as a “reorganization”  within the meaning of Section 368(a) of the Code.  The performance of acts required by this Agreement or other agreements contemplated hereby shall not constitute a breach of this covenant.

(iii) Unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, each of the parties hereto shall report the Merger for U.S. federal, state and local income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.

(e)

Flash Jigo Statement.  Prior to the Effective Time, the Company shall provide to Parent a certificate executed by a duly authorized officer of Flash Jigo Corp. certifying that interests in Flash Jigo Corp. are not U.S. real property interests, as provided in Treasury Regulations Sections 1.14445-2(c)(3) and 1.897-2(h).  Said statement shall be in a form reasonably satisfactory to Parent

Section 5.5

Officer and Director Indemnification.

(a)

For six years after the Effective Time, Parent shall cause the Surviving Company to, indemnify and hold harmless each current and former officer and director of the Company and its Subsidiaries (each, an “Indemnified Person”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to the fullest extent permitted by applicable Law; provided, however, that such advance shall be conditioned upon the Surviving Company’s receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be ultimately determined by final judgment of a court of competent jurisdiction that the Indemnified Person is not entitled to be indemnified pursuant to this Section 5.5), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, arbitration, proceeding or investigation in respect of or arising out of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, in connection with such Indemnified Person’s service as an officer or director of the Company or its Subsidiaries, to the fullest extent permitted by applicable Law or provided under the Company’s organizational documents in effect on the date hereof; provided, however, that such indemnification shall be subject to any limitation imposed from time to time under applicable Law.

(b)

In addition to the foregoing, (i) the organizational documents of the Surviving Company and its Subsidiaries after the Effective Time shall contain provisions with respect to  elimination of liability of directors, indemnification and exculpation of current or former officers, directors and employees and advancement of expenses to them that are at least as favorable to the beneficiaries of such provisions as those provisions that are set forth in the organizational documents of the Company and its Subsidiaries as in effect on the date hereof, and shall not be modified or amended, in a manner adverse to any Indemnified Person, for a period of six years from the Effective Time and (ii) all rights to indemnification as provided in any indemnification agreements with any current or former directors, officers or employees of the Company or any of its Subsidiaries, as in effect as of the date hereof, shall survive the Closing.

(c)

If Parent, the Surviving Company or any of its successors or assigns transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall assume the obligations set forth in this Section 5.5.

(d)

The rights of each Indemnified Person under this Section 5.5 are intended to benefit, and shall be enforceable by, each Indemnified Person.

ARTICLE VI
INDEMNIFICATION

Section 6.1

Parent Indemnitees.

Subject to the limitations set forth herein, Founders covenant and agree to defend, indemnify and hold harmless Parent and Merger Sub, and their respective Affiliates and the respective officers, directors, employees, agents, advisers and representatives of the foregoing, which for the avoidance of doubt shall exclude any Founder or Affiliate thereof, the (“Parent Indemnitees”), from and against, and to pay or reimburse the Parent Indemnitees for, any and all Liabilities, losses, fines, costs, or damages, including all reasonable fees of legal counsel incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, “Losses”), based on, resulting from, arising out of or relating to:

(a)

any breach of any representation or warranty of Founders or the Company contained in this Agreement (except the representations and warranties contained in Section 2.8);

(b)

any failure of Founders to perform any covenant or agreement made or contained in this Agreement, or fulfill any obligation in respect thereof;

(c)

(i) any Taxes of the Company or any of its Subsidiaries arising on or prior to June 30, 2011 but solely to the extent such Taxes are not accrued for in the Financial Statements or the amounts thereof disclosed in the footnotes thereto, (ii) any Taxes resulting from the transactions contemplated by this Agreement (any indemnifiable Losses in respect of which shall be reduced by any Tax benefits realized by Parent on account of such Taxes), (iii) any breach of any representation or warranty contained in Sections 2.8(j) or 2.8(k) of this Agreement and (iv) any Taxes of the Company or its Subsidiaries incurred outside the ordinary course of business after June 30, 2011 but prior to the Closing Date;

(d)

any Indebtedness;

(e)

any Company Transaction Expenses to the extent not paid at the Closing;

(f)

the allocation or distribution of the Merger Consideration to the Company Securityholders as set forth in the Merger Consideration Distribution Certificate, and Section 1.8, Section 1.9 and Section 1.10 hereof; and

(g)

dissenters’, appraisal or similar rights under any Law.

For the avoidance of doubt, any indemnification claim made by any Parent Indemnitee with respect to Taxes shall be made pursuant to Section 6.1(c) and not under any other provision of this Agreement.

Section 6.2

Shareholder Indemnitees.  Parent and Merger Sub covenant and agree to defend, indemnify and hold harmless the Company Securityholders, including Founder, and their respective Affiliates and the past, present and future officers, directors, employees, agents, advisers and representatives of the foregoing (collectively, the “Shareholder Indemnitees”) from and against any and all Losses based on, resulting from, arising out of or relating to:

(a)

any breach of any representation or warranty of Parent or Merger Sub contained in this Agreement; and

(b)

any failure of Parent, Merger Sub or the Company to perform any covenant or agreement made or contained in this Agreement, or fulfill any other obligation in respect thereof.

Section 6.3

Indemnification Procedures.

(a)

A Party or Parties responsible for indemnifying another Party against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party,” and a Party or Parties entitled to indemnity is referred to as the “Indemnified Party.”  An Indemnified Party under this Agreement shall give prompt written notice (a “Claim Notice”) to each Indemnifying Party of any Liability which might give rise to a claim for indemnity or when any claim shall be asserted, or any legal proceedings shall be instituted, by any Person not party to this Agreement in respect of an indemnification claim hereunder (a “Third Party Claim”); provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except and only to the extent the rights of the Indemnifying Party are materially prejudiced.  Each Claim Notice shall be in writing and (x) shall specify the basis for indemnification claimed by the Indemnified Party, (y) if such Claim Notice is being given with respect to a Third Party Claim, shall describe in reasonable detail such Third Party Claim and shall be accompanied by copies of all relevant pleadings, demands and other papers served on the Indemnifying Party, and (z) shall specify the amount of (or if not finally determined, a good faith estimate of) the Losses being incurred by, or imposed upon, the Indemnified Party on account of the basis for the claim for indemnification.

(b)

If the Indemnifying Party acknowledges in a written notice given to the Indemnified Party with thirty (30) days after such Indemnifying Party’s receipt of a Claim Notice that the Indemnifying Party is liable to the Indemnified Party for the Third Party Claim, the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of such Third Party Claim or any litigation with a third party resulting therefrom; provided, however, that (i) the Indemnified Party may participate in such defense at such Indemnified Party’s expense (which shall not be subject to reimbursement hereunder except as provided below), and (ii) the reasonable fees and expenses incurred by the Indemnified Party in defending such Third Party Claim prior to its receipt of such notice from the Indemnifying Party shall be borne by the Indemnifying Party.  Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any Third Party Claim, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a general release from any and all liability with respect to such Third Party Claim.  Notwithstanding anything herein to the contrary, the Indemnifying Party shall not be entitled to assume control of the defense against a Third Party Claim (unless otherwise agreed to in writing by the Indemnified Party) if (1) the claim seeks an injunction or any other equitable or non monetary relief against the Indemnified Party, (2) with respect to Losses related to breaches of representations and warranties other than Transactional Reps, the amount of the Losses being incurred by, or imposed upon, the Indemnified Party as set forth in the Claim Notice exceeds the Indemnity Value of the Escrow Shares as of the date of such Claim Notice, or (3) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such claim.  With respect to Third Party Claims controlled by the Indemnified Party, the Indemnifying Party shall have the right to consent (such consent not to be unreasonably withheld, conditioned or delayed) to any settlement if the Indemnifying Party would be required to indemnify the Indemnified Party for such claim hereunder.  In any event, the Indemnifying Party and the Indemnified Party shall reasonably cooperate in the defense of any Third Party Claim and the records of each shall be reasonably available to the other with respect to such defense.

(c)

In the event that an Indemnified Party has delivered a Claim Notice in respect of an Indemnification Claim that does not involve a Third Party Claim, the Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve any disputes with respect to such Claim Notice within twenty (20) days of the delivery by the Indemnifying Party thereof, and if not resolved in such twenty (20) day period, such Indemnification Claim may be resolved through judicial actions, suits or proceedings brought by either such party or by such other means as such parties mutually agree.

Section 6.4

Expiration of Representations and Warranties .  All representations and warranties contained in this Agreement shall survive the Closing until December 31, 2012; provided, however, that the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.20, 3.1, 3.2, 3.4, 4.1, 4.2, 4.3 and 4.6 shall survive indefinitely (each such section, a “Transactional Rep”).  Notwithstanding the foregoing, all claims (and matters relating thereto) made in writing prior to the expiration of the applicable survival period shall not thereafter be barred by the expiration of such survival period and shall survive until finally resolved.  All covenants and agreements shall survive the Closing in accordance with their respective terms.

Section 6.5

Certain Limitations.

(a)

The Parent Indemnitees shall not be entitled to indemnification under Section 6.1(a) until the aggregate amount of all Losses in respect of indemnification under Section 6.1(a) exceeds $75,000 (the “ Basket”), in which event the Parent Indemnitees shall be entitled to recover only the amount of all such Losses in excess of the Basket.

(b)

The Shareholder Indemnitees shall not be entitled to indemnification under Section 6.2(a) until the aggregate amount of all Losses in respect of indemnification under Section 6.2(a) exceeds the Basket, in which event the Shareholder Indemnitees shall be entitled to recover only the amount of all such Losses in excess of the Basket.  The Shareholder Indemnitees shall not be indemnified pursuant to Section 6.2(a) with respect to any Loss if the aggregate amount of all Losses for which the Shareholder Indemnitees have received indemnification pursuant to Section 6.2(a) has exceeded $2,000,000.

(c)

The limitations set forth in Sections 6.5(a) and 6.5(b) shall not limit the Liability of any Indemnifying Party for misrepresentations or breaches of Transactional Reps or fraud.  Notwithstanding the foregoing, (i) the Parent Indemnitees shall not be entitled to indemnification under this Agreement with respect to any Loss if the aggregate amount of all Losses for which the Parent Indemnitees have received indemnification pursuant to this Agreement, including on account of fraud, has exceeded $14,800,000 and (ii) the Shareholder Indemnitees shall not be entitled to indemnification under this Agreement with respect to any Loss if the aggregate amount of all Losses for which the Shareholder Indemnitees have received indemnification pursuant to this Agreement, including on account of fraud, has exceeded $14,800,000.

(d)

There shall be no right of contribution or other recourse against the Company or the Subsidiaries or their respective directors, officers, employees, Affiliates, agents, attorneys, representatives, assigns or successors for any claims asserted by Parent Indemnitees, it being acknowledged and agreed that the covenants and agreements of the Company are solely for the benefit of Parent Indemnitees.

(e)

The amount of any Losses for which indemnification is provided under this Article VI shall be net of any amounts recovered by the Indemnified Party or any of such Indemnified Party’s Affiliates under or pursuant to any insurance policy, title insurance policy, indemnity, reimbursement arrangement or contract pursuant to which or under which such Indemnified Party or any of such Indemnified Party’s Affiliates is a party or has rights (collectively, “Alternative Arrangements”) with respect to such Losses.  The Indemnified Party shall seek full recovery under all Alternative Arrangements covering any Losses to the same extent as it would if such Losses were not subject to indemnification hereunder.  In the event that any proceeds or other recovery is received by an Indemnified Party under any Alternative Arrangement with respect to any Losses for which any such Person has already been indemnified hereunder then the Indemnified Party shall promptly reimburse to the Indemnifying Party (i) Escrow Shares or cash (at the election of the Indemnified Party) having an aggregate value equal to such recovery (the number of Escrow Shares to be reimbursed shall be calculated using the same Indemnity Value as was used for the satisfaction of such indemnification claim and the amount of cash to be reimbursed shall be equal to such Indemnity Value of such Escrow Shares that the Indemnified Party has the option to reimburse), if such indemnification claim was initially satisfied in Escrow Shares, or (ii) cash having an aggregate value equal to such recovery if such indemnification claim was initially satisfied in cash.

(f)

Notwithstanding anything to the contrary in this Agreement, Losses shall be limited to actual and direct Losses.  No Party shall, in any event, be liable to any other Person for any consequential, incidental, indirect, special or punitive damages of such other Person, including any consequential, incidental, indirect, special or punitive damages relating to loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof and, in particular, no “multiple of profits” or “multiple of cash flow” or similar valuation methodology shall be used in calculating the amount of any Losses.

(g)

In the event an Indemnified Party fails to take all commercially reasonable measures to mitigate any indemnifiable Losses, the Indemnifying Party shall have no liability for any portion of such Losses that reasonably could have been avoided had the Indemnified Party made such efforts.

Section 6.6

Exclusive Remedy.  Following the Closing Date, the sole and exclusive remedy for any inaccuracy or breach of any representation, warranty, covenant or other agreement contained in this Agreement or otherwise relating to the transactions contemplated hereby shall be indemnification in accordance with this Article VI, including with respect to any claim based on fraud, and no Person will have any entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all of such other entitlements, remedies and recourses are expressly waived and released by the Parties, to the fullest extent permitted by Law.  In the event that any Parent Indemnitee seeks to recover against Founders for any Loss, liability or other obligation pursuant to Section 6.1(a), other than for breaches of Transactional Reps, Parent or such Parent Indemnitee’s sole and exclusive remedy is recovery of such amount from the Escrow Shares in accordance with the terms of this Agreement and the Escrow Agreement.  In the event that any Parent Indemnitee seeks to recover against Founders for any Loss, liability or other obligation pursuant to Section 6.1(a) for breaches of Transactional Reps, or Sections 6.1(b)-(g), Parent or such Parent Indemnitee shall first seek to recover such amount from the Escrow Shares in accordance with the terms of this Agreement and the Escrow Agreement, and, to the extent such Loss, liability or other obligation exceeds the amount recoverable from the Escrow Shares, Parent or such Parent Indemnitee may then seek to recover such excess amount from the Founders, in which case the Founders shall pay such amount to the Parent Indemnitees in immediately available funds by wire transfer to a bank account to be designated by the Parent.  The number of Escrow Shares to be paid to Parent Indemnitees with respect to any Losses hereunder shall equal the amount of such Losses divided by the Indemnity Value.

Section 6.7

Treatment of Indemnification Payments.  All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Merger Consideration to the extent permitted by applicable Law.

Section 6.8

NO OTHER REPRESENTATIONS OR WARRANTIES.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE II (AS MODIFIED BY THE DISCLOSURE SCHEDULE), ARTICLE III (AS MODIFIED BY THE

DISCLOSURE SCHEDULE) AND ARTICLE IV, NO PARTY, NOR ANY OTHER PERSON, AS APPLICABLE MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO PARENT, MERGER SUB, THE FOUNDERS, THE COMPANY OR ITS SUBSIDIARIES, OR THE MERGER, AS APPLICABLE, AND EACH PARTY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY PARENT OR MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES, OR THE FOUNDERS, THE COMPANY OR ANY OF ITS AFFILIATES, AS APPLICABLE, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES.

ARTICLE VII
MISCELLANEOUS

Section 7.1

Definitions.

(a)

For purposes of this Agreement, the following terms shall have the meanings specified in this Section 7.1(a):

“Actual Knowledge” or words of similar effect, regardless of case, means, (i) with respect to the Company and the Founders, the actual knowledge of Tony Bobulinski, Michael Dorman, Alexander J. Mallamud, Russell Gain, Lynn Chang, Tim Eastman and Ira Bloom, and (ii) with respect to Parent, the actual knowledge of each executive officer of Parent.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Bridge Series B Preferred Shares ” means the Series B Preferred Shares, par value $0.001, of the Company held by the Founders in exchange for a bridge loan in the amount of $1,000,000 to the Company.

“Business” means the business of the Company and its Subsidiaries as conducted as of the date hereof.

“Business Day” means any day of the year on which national banking institutions in the City of New York are open to the public for conducting business and are not required or authorized to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Options” means all options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights, phantom rights or other similar rights to purchase any shares of capital stock of the Company or any of its Subsidiaries.

“Company Option Holders” means the holders of the Company Options.

“Company Securities” means the Company Shares and the Company Options.

“Company Securityholders” means the Company Shareholders and the Company Option Holders.

“Company Shareholders” means the holders of the Company Shares.

“Company Shares” means the Ordinary Shares, the Founder Shares, the Series A Preferred Shares, the Waived Series A Preferred Shares, the Waived Series B Preferred Shares, the Bridge Series B Preferred Shares and the Series B Preferred Shares.

“Company Transaction Expenses” means any and all legal, accounting, consulting, investment advisory and other fees, costs and expenses of the Company or any of the Company’s Subsidiaries relating to the transaction contemplated hereby and the other Transaction Documents.

“Consent”  means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Body.

“Contract” means any contract, agreement, indenture, note, bond, loan, mortgage, license, instrument, lease, commitment or other arrangement or agreement, whether written or oral.

“Environmental Law(s)” means any applicable foreign, federal, state or local statute, regulation, ordinance, or rule of common law as now in effect relating to the environment, preservation or reclamation of natural resources, natural resources damages, prevention or control of spills or pollution, or to the management (including generation, treatment, storage, transportation, arrangement for transport, disposal, arrangement for disposal, or other handling) of a Release of Hazardous Materials, or protection of human health and safety.

“Equity Put Date” means the date of consummation of the transactions contemplated under the Equity Put Agreement in the event that the put right thereunder is exercised.

“Escrow Agent” means SunTrust Bank.

“Escrow Shares” means 500,000 shares of Parent Common Stock, which shares are allocable to Global Investment Ventures LLC hereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Pension Plan” means any plan, fund or other similar program established or maintained outside of the United States of America by the Company or any of its Subsidiaries primarily for the benefit of employees or other service providers of the Company or its Subsidiaries residing outside the United States of America, which plan, fund, or similar program provides retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which is not subject to ERISA or the Code.

“Founder Shares” means the A Founder Shares, par value $0.001, of the Company and B Founder Shares, par value $0.001, of the Company.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Approval” means any Consent of, with or to any Governmental Body, including any regulatory clearances.

“Governmental Body” means any government or governmental or regulatory authority or body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private) or tribunal of competent jurisdiction.

“Hazardous Material(s)” means any substance, material or waste which is currently regulated by the United States, the foreign jurisdictions in which the Company or any of its Subsidiaries currently conducts business, or any state, local or foreign governmental authority including petroleum and its by-products and additives, natural or synthetic gas, radioactive materials, asbestos or asbestos-containing material, polychlorinated biphenyls, lead-based paint, and any material or substance which is defined as a “hazardous waste,” “hazardous substance,” “hazardous material,” “restricted hazardous waste,” “industrial waste,” “solid waste,” “contaminant,” “pollutant,” “special waste,” “toxic material,” “toxic waste” or “toxic substance”, or any substance the presence, exposure, generation, use, handling, treatment, transportation, arrangement for transport, storage, disposal or arrangement for disposal, is prohibited, limited or regulated under any provision of Environmental Law or by any Governmental Body.

“Indebtedness” means, with respect to the Company and its Subsidiaries at any applicable time of determination, without duplication, (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) all obligations under swaps, hedges or similar instruments; (iv) all obligations in respect of letters of credit or bankers’ acceptances; (v) all obligations secured by a Lien other than a Permitted Lien; (vi) all guaranties in connection with any of the foregoing; (vii) all obligations recorded or required to be recorded as capital leases in accordance with GAAP as of the date of determination of such Indebtedness; (viii) all obligations for the deferred purchase price of property or services or the acquisition of a business or portion thereof, whether contingent or otherwise, as obligor or otherwise; and (ix) all accrued interest, prepayment premiums, fees, penalties, expenses or other amounts payable in respect of any of the foregoing.

“Indemnity Value” means the greater of (i) $2.00 per share of Parent Common Stock and (ii) average daily closing price per share of the Parent Common Stock listed on the Nasdaq Global Market for the 10 trading days ending 2 trading days prior to the date of transfer of Escrow Shares to Parent on account of an indemnity claim made hereunder.

“Indentures” means Parent’s (i) Indenture dated October 27, 2010 for 14% Senior Secured Notes due 2013, (ii) Indenture dated October 27, 2010 for Non-Cash Pay Secured Notes due 2014 and (iii) Indenture dated October 27, 2010 for Cash Pay Secured Notes due 2013, and all notes and security documents entered into in connection therewith.

“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, (g) all domain names, web addresses and sites, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

“IRS” means the United States Internal Revenue Service.

“Knowledge” or words of similar effect, regardless of case, means, (i) with respect to the Company and the Founders, the actual knowledge of Tony Bobulinski, Michael Dorman, Alexander J. Mallamud, Russell Gain, Lynn Chang, Tim Eastman and Ira Bloom, in each case, after reasonable inquiry (ii) with respect to Parent, the actual knowledge of each executive officer of Parent, in each case, after reasonable inquiry.

“Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or rule of law of any Governmental Body.

“Legal Proceeding” means any federal, state, local or foreign judicial, administrative or arbitral actions, investigations, suits, proceedings (public or private), claims or governmental proceedings.

“Letter of Transmittal” means a letter of transmittal in such form as is reasonably presented to the Company Securityholders by the Company prior to the Effective Time.

“Liability” means any liability, loss, obligation or commitment of any nature whatsoever (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due, or otherwise), including any liability for Taxes.

“Lien” means any lien (including any Tax lien), pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction or any other encumbrance, restriction or limitation whatsoever.

“Material Adverse Effect” means, with respect to any Person, any event, occurrence, fact, condition, change or effect that is, or could reasonably be expected to become materially adverse to the business, properties, results of operations, or financial condition of such Person and its subsidiaries, taken as a whole, other than the following: (i) general market, economic or political conditions, provided that such changes do not have a disproportionate impact on such Person and its subsidiaries; (ii) any changes in applicable Laws; (iii) GAAP or statutory accounting principles; (iv) any circumstances or development arising in connection with acts of terrorism or war (whether or not declared) or any escalation or material worsening of any such hostilities or acts of war or terrorism; (v) any event, change, state of facts or circumstances or development arising in connection with earthquakes or other natural disasters; (vi) the announcement of this Agreement or the Merger; (vii) the effect of any action taken by a Party or its Affiliates with respect to the Merger or with respect to the other Parties hereto and their respective subsidiaries; (viii) any action, or effect of actions taken or not taken by such Person, either required or contemplated to be taken or not taken, as applicable, by the terms of this Agreement or with the prior written consent of the other Party; or (ix) any failure, in and of itself, by such Person to meet internal projections or forecasts or revenue or earnings predictions with respect to its business for any period ending on or after the date of this Agreement.

“Merger Consideration” means (i) the aggregate Per Founder Share Consideration, Per Series A Share Consideration, Per Waived Series A Share Consideration, Per Series B Share Consideration, Per Bridge Series B Share Consideration, Per Waived Series B Share Consideration and Per Ordinary Share Consideration to which the Company Shareholders are entitled under Section 1.8(c), (ii) the aggregate Company Option Consideration to which the Company Option Holders are entitled under Section 1.9(a), and (iii) the Escrow Shares.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

“Ordinary Shares” means the Ordinary Shares, par value $0.001, of the Company.

“Parent Common Stock” means the common stock, $0.001 par value per share, of Parent.

“Permitted Liens” means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures as disclosed herein and for which there are adequate accruals or reserves on the Balance Sheet, (ii) liens arising under equipment leases with third parties set forth in Section 2.10(b) of the Disclosure Schedule, which were entered into in the ordinary course of business which are not, individually or in the aggregate, material to the Business or the assets of the Company and its Subsidiaries, and (iii) liens, encumbrances or other restrictions created or directed under applicable Law.

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Real Property Leases” means all leases, subleases, rights to occupy or use, licenses and other arrangements with respect to the use or occupancy of any real property to which the Company or any of its Subsidiaries is a party, together with all amendments, modifications, side letters, estoppel letters and supplements thereto and waivers and Consents thereunder.

“Release” means any release, spill, emission, leaking, seepage, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal or leaching into the environment.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Shares” means the Series A Preferred Shares, par value $0.001, of the Company held by Company Shareholders other than the Founders.

“Series B Preferred Shares” means the Series B Preferred Shares, par value $0.001, of the Company held by Company Shareholders other than the Founders.

“Subsidiary” means any corporation, partnership, association, trust or other entity of which the Company or any Subsidiary of the Company (alone or together) owns or controls (either directly or indirectly or through another Subsidiary) at least a majority of the issued share capital or other ownership interest, in each case having ordinary voting power to elect directors, managers or trustees of such corporation or other entity (whether or not any capital stock or other ownership interests or any other class or classes of capital stock or other ownership interests shall or might have voting power upon the occurrence of any contingency).

“Tax” or “Taxes ” means any federal, state, provincial, local or foreign income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code or any analogous or similar provision of any state, local or foreign Law or regulation), real property, personal property, ad valorem, intangibles, unclaimed property, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof, and including any interest, penalties or additions to tax attributable to the foregoing.

“Tax Return” means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means, with respect to any Person, this Agreement together with any other agreements, instruments, certificates and documents executed by such Person in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby.

“Treasury Regulations” means the regulations promulgated under the Code, including temporary and proposed regulations.

“Waived Series A Preferred Shares ” means the Series A Preferred Shares, par value $0.001, of the Company held by the Founders and with respect to which the Founders have waived interest accrued on any liquidation preference to which such shares are entitled under the Company’s constituent documents.

“Waived Series B Preferred Shares ” means the Series B Preferred Shares, par value $0.001, of the Company held by the Founders and with respect to which the Founders have waived any liquidation preference to which such shares are entitled under the Company’s constituent documents.

(b)

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Alternative Arrangements	6.5(e)
Articles of Merger	1.3
Balance Sheet	2.5(a)
Balance Sheet Date	2.5(a)
Basket	6.5(a)
BCA	Recitals
Certificate	1.8(c)(5)
Claim Notice	6.3(a)
Closing	1.2
Closing Date	1.2
Company	Preamble
Company ERISA Affiliate	2.13(a)
Company Option Consideration	1.9(a)
Company Share Consideration	1.8(c)(i)
Company Stock Plans	2.3
Disclosure Schedule	7.12
Effective Time	1.3
Employee Benefit Plan	2.13(a)
Equity Put Agreement	1.4(a)(vi)
ERISA	2.13(a)
Escrow Account	1.10(a)
Escrow Agreement	1.10(a)
Financial Statements	2.5(a)
Founders	Preamble
Indemnified Party	6.3
Indemnifying Party	6.3
Indemnified Person	5.5(a)
Intellectual Property Licenses	2.11(b)
Leased Properties	2.9(b)
Losses	6.1
Material Contracts	2.12(a)
Merger	Recitals
Merger Consideration Distribution Certificate	1.4(a)(ix)
Merger Sub	Preamble
Multiemployer Plans	2.13(a)
Multiple Employer Plans	2.13(a)
Owned Intellectual Property	2.11(a)
Parent	Preamble
Parent Financial Statements	4.5
Parent Indemnitees	6.1

Parent Registration Statement	4.7
Parent SEC Documents	4.7
Parent Stock Plans	4.3
Party	Preamble
Per Bridge Series B Share Consideration	1.8(c)
Per Founder Share Consideration	1.8(c)
Per Ordinary Share Consideration	1.8(c)
Per Series A Share Consideration	1.8(c)
Per Series B Share Consideration	1.8(c)
Per Waived Series A Share Consideration	1.8(c)
Per Waived Series B Share Consideration	1.8(c)
Personal Property Leases	2.10(b)
Registrar	1.3
Registration Rights Agreement	1.4(a)(viii)
Shareholder Indemnitees	6.2
Surviving Company	1.1
Third Party Claim	6.3(a)
Transactional Rep	6.4

Section 7.2

Expenses.  Except as otherwise provided in this Agreement, (a) Parent shall bear the fees, costs and expenses (including legal, accounting, consulting and investment advisory fees and expenses) incurred by Parent and Merger Sub in connection with this Agreement and the transactions contemplated hereby, and (b) the Founders and the Company Securityholders shall bear the fees, costs and expenses (including legal, accounting, consulting and investment advisory fees and expenses) incurred by the Company, the Founders and the Company Securityholders in connection with this Agreement and the transactions contemplated hereby.  Notwithstanding the foregoing, all transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement, shall be paid by the Founders.

Section 7.3

Submission to Jurisdiction; Consent to Service of Process.  The Parties hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located in the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts.  The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 7.4

Entire Agreement; Amendments and Waivers .  This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the Parties with respect to the subject matter hereof and can be amended, supplemented or modified, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law.

Section 7.5

Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to conflicts of Law principles thereof.

Section 7.6

Section Headings.  The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

Section 7.7

Notices.  All notices and other communications under this Agreement shall be in writing and shall be given by personal delivery, facsimile, nationally recognized overnight courier, certified mail or email at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision):

If to the Founders, to:	Anthony R. Bobulinski 10330 Santa Monica Blvd. Los Angeles, CA 90025 Fax: (310) 437-8379 Email: Arbobulin@aol.com

With a copy (which shall not constitute notice) to:	Hogan Lovells US LLP 1999 Avenue of the Stars, Suite 1400 Los Angeles, California, 90067 Attention: Stephen H. Kay Fax: (310) 785-4601 Email: steve.kay@hoganlovells.com

If to Parent or Merger Sub, to:	FriendFinder Networks Inc. 6800 Broken Sound Parkway NW, Suite 200 Boca Raton, FL 33487 Attn: Office of General Counsel Fax: 561-912-1747 Email: generalcounsel@friendfindernetworks.com

With a copy (which shall not constitute notice) to:	Akerman Senterfitt One Southeast Third Avenue Suite 2500

Miami, Florida 33131 Attn: Martin G. Burkett Fax: 305.349.4762 Email: martin.burkett@akerman.com

Any such notice or communication shall be deemed to have been received (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained, (ii) on the next Business Day after dispatch, if sent postage pre-paid by nationally recognized, overnight courier guaranteeing next Business Day delivery, (iii) on the 5th Business Day following the date on which the piece of mail containing such communication is posted, if sent by certified mail, postage prepaid, return receipt requested, and (iv) on the date delivered if sent by email (provided confirmation of email receipt is obtained).

Section 7.8

Severability.  If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction, provided that any such reform or construction does not affect the economic or legal substance of the transactions contemplated hereby in a manner adverse to any Party.

Section 7.9

Binding Effect; Assignment; Third-Party Beneficiaries.  This Agreement shall not be assigned by any Party, and no Party’s obligations hereunder, or any of them, shall be delegated, without the consent of the other Parties; provided that Merger Sub may assign this Agreement to any of its Affiliates.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.  Except as provided in Section 5.5 and in Article VI (with respect to Persons entitled to indemnification hereunder), no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties, and nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.

Section 7.10

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format or other electronic means shall be effective as delivery of a manually executed counterpart to the Agreement.

Section 7.11

Remedies Cumulative.  Except as otherwise provided herein, no remedy herein conferred upon a Party hereto is intended to be exclusive of any other remedy.  No single or partial exercise by a Party hereto of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

Section 7.12

Exhibits and Schedules.  The exhibits and schedules referred to herein are attached hereto and incorporated herein by this reference.  The disclosure schedule delivered by in connection with the execution of this Agreement (the “Disclosure Schedule”) shall be arranged to correspond to the specific sections and subsections of this Agreement, and the disclosure of any item in any section or subsection of the Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection if such disclosure is described with reasonable particularity so that the relevance thereof to any other section or subsection is reasonably apparent.  The Parties hereto intend that each representation, warranty and covenant contained herein will have independent significance.

Section 7.13

Interpretation.  When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated.  The text of all schedules is incorporated herein by reference.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  As used herein, words in the singular will be held to include the plural and vice versa (unless the context otherwise requires), words of one gender shall be held to include the other gender (or the neuter) as the context requires, and the terms “hereof”, “herein”, and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

Section 7.14

Construction.  The Parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement.  In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

Section 7.15

Specific Performance.  Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any provision of this Agreement not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity.  No limitation herein shall restrict any Party from seeking and obtaining equitable relief.

Section 7.16

Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM IN RESPECT OF THIS AGREEMENT.

* * * * *

IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed by or on behalf of each of the Parties as of the day first written above.

FRIENDFINDER NETWORKS INC. By: /s/ Ezra Shashoua Name: Ezra Shashoua Title: Chief Financial Officer

JGC HOLDINGS LIMITED By: BLUE HEN GROUP INC., its sole director By: /s/ Ezra Shashoua Name: Ezra Shashoua Title: Chief Financial Officer

BDM GLOBAL VENTURES LIMITED By: GLOBAL INVESTMENT VENTURES, LLC, Director By: /s/ Anthony R. Bobulinski Name: Anthony R. Bobulinski Title: Managing Member

GLOBAL INVESTMENT VENTURES LLC By: /s/ Anthony R. Bobulinski Name: Anthony R. Bobulinski Title: Managing Member

/s/ Anthony R. Bobulinski Anthony R. Bobulinski

[Signature Page to Agreement and Plan of Merger]